UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2011

Table Trac, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-288383	88-036568
(State of Incorporation)	(Commission file number).	(IRS Employer Identification Number)

6101 Baker Road, Suite 206,
Minnetonka, Minnesota 55345
(Address of principal executive office)

Registrant's telephone number (952) 548-8877

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On June 3, 2011, the Board of Directors of Table Trac, Inc. appointed Mr. Brian Hinchley, age 45, as the company’s new Chief Financial Officer.  Table Trac’s press release announcing that Mr. Hinchley would be appointed is filed with this current report as Exhibit 99.1.

Mr. Brian Hinchley was the Chief Financial Officer from September 1998 to May 2011 of two privately owned software companies, Intercim, LLC and WorkWise, Inc.  Both Intercim and WorkWise are international companies with over 60 employees.  Mr. Hinchley has prior experience in determining employee benefits package offerings, redesigning incentive compensation plans to achieve profitable revenue streams, and developing business restructuring plans.  Additionally, Mr. Brian Hinchley served in accounting roles for Griffin Companies (a commercial real estate company) from May 1992 to August 1998 and Independent Administration Company (an administrator of employee benefits and related matters) from May 1989 to February 1991. Mr. Brian Hinchley has been the owner of Summit Enterprises, Inc. since February 1991.  Mr. Hinchley is a graduate of the University of St. Thomas in St. Paul, Minnesota.

Resignation of Director

On June 1, 2011, Mr. Michael I. Connolly resigned from the Board of Directors of Table Trac, Inc.  Mr. Connolly served as a director and Chairman of the Board, and also served on the board’s Audit Committee and Compensation Committee. In connection with his resignation, Mr. Connolly’s furnished Table Trac with a letter of resignation that is filed with this current report as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release.
99.2	Letter of Resignation by Michael I. Connolly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Table Trac, Inc.
(Registrant)
Date June 7, 2011
/s/ Chad B. Hoehne
(Signature)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release.
99.2	Letter of Resignation by Michael I. Connolly.